                             SECURITIES AND EXCHANGE COMMISSION
                                 Washington D.C. 20549

                                         FORM 8-K

                                      CURRENT REPORT

                             Pursuant to Section 13 or 15(d)
                           of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported): March 1, 1997


                           PINNACLE FINANCIAL SERVICES, INC.
                  (Exact name of registrant as specified in its charter)


       Michigan                       0-17937                  38-2671129
(State or other jurisdiction    (Commission File No)          (IRS Employer
   of incorporation)                                         Identification No.)


                 830 Pleasant Street, St. Joseph, Michigan 49085
               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code: (616)983-6311


                                 Not Applicable
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     On March 1, 1997, Pinnacle Financial Services, Inc. ("Pinnacle") entered into an Agreement and Plan of Merger (the "Merger Agreement") with CB Bancorp, Inc. ("CB") pursuant to which CB will merge, subject to the terms and conditions provided therein, with and into Pinnacle (the "Merger"). As a result of the Merger, each outstanding share of CB's common stock, par value $0.01 per share ("CB Common Stock"), will be converted into the right to receive that number of shares of Pinnacle common stock, without par value ("Pinnacle Common Stock"), determined by dividing $35.00 (the "Exchange Value") by the average (the "Average Price") of the daily averages of the closing bid and the closing ask prices per share of Pinnacle Common Stock as reported by the Nasdaq National Market for the period of fifteen (15) business days ending on the fifth (5th) business day prior to the effective date of the Merger; provided, however, that (i) in the event the Average Price as determined under the foregoing provision is $29.00 or higher, the Exchange Value shall be divided by $29.00 (resulting in the fractional number 1.2069) rather than said Average Price (so that, in such case, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.2069 shares of Pinnacle Common Stock), and (ii) in the event the Average Price (so that, in such case, each share of CB Common Stock shall be issued and, in lieu thereof, any said fractional shares shall be paid the cash equivalent value thereof based on the Average Price; and each outstanding share of Pinnacle Common Stock will continue to be an outstanding share of Pinnacle Common Stock after the Merger.

     The Merger is conditioned upon, among other things, approval by holders of a majority of Pinnacle Common Stock, by holders of a majority of CB Common Stock, and upon receipt of certain regulatory and governmental approvals.

     Simultaneously with their execution and delivery of the Merger Agreement, Pinnacle and CB entered into a stock option agreement (the "Stock Option Agreement") pursuant to which CB granted Pinnacle the right upon the terms and subject to the conditions set forth therein, to purchase up to 115,037 shares of CB Common Stock at a price of $28.50 per share.

     A copy of the Press Release, dated March 3, 1997, issued by Pinnacle and CB relating to the Merger is attached as Exhibit 1 hereto and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

     1. Press Release, dated March 3, 1997, relating transactions between Pinnacle Financial Services, Inc. and CB Bancorp, Inc.

     2.  Exhibits.

                                                                   Sequentially
  Exhibit Reference                                                 Numbered
     Number             Exhibit Description                          Page
-------------------     -------------------                         -----------
     99.1               Press Release, dated March 3, 1997,
                        relating to transactions between
                        Pinnacle Financial Services, Inc. and BC
                        Bancorp. Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorised.

                                         PINNACLE FINANCIAL SERVICES, INC.

Date: March 3, 1997                      By:
                                            ----------------------------------
                                             Its:
                                                 -----------------------------

                                     [logo]

                                    PINNACLE
                              FINANCIAL SERVICES

                     PINNACLE FINANCIAL TO BUY CB BANCORP


FOR IMMEDIATE RELEASE:

MARCH 3, 1997

CONTACTS:

            RICHARD L. SCHANZE, CEO                    JOSEPH F. HEFFERNAN, CEO
            PINNACLE FINANCIAL SERVICES, INC.          BC BANCORP, INC.
            (616)983-6311                              (219)873-2800


            DONALD A. LESCH, CEO
            INDIANA FEDERAL CORPORATION
            (219)465-6607

ST. JOSEPH, MI - Pinnacle Financial Services, Inc. announced today an agreement to purchase CB Bancorp, Inc. of Michigan City, Indiana. Pinnacle is the parent company of pinnacle Bank, headquartered in St. Joseph, Michigan, with 28 banking centers located along the southern tip of Lake Michigan. CB Bancorp is the parent company of Community Bank, with three offices in La
Porte County, Indiana. The purchase price is fixed in an amount equal to $35.00 per CB Bancorp share, payable in Pinnacle shares. If Pinnacle's average stock price exceeds $29.00, CB Bancorp shareholders will receive 1.2069 Pinnacle shares per CB Bancorp share. If Pinnacle's average stock price is less than $23.00, CB Bancorp shareholders will receive 1.5217 Pinnacle shares per CB Bancorp share. With anticipated cost savings, Pinnacle expects the transaction to be accretive to earnings per share and tangible book value of the combined organization in the first year. One time transaction costs are expected to be minimal

This move follows the November announcement of Pinnacle's and Indiana Federal Corporation's pending merger-of-equals. Indiana Federal Corp. is the parent company of Indiana Federal Bank for Savings of Valparaiso, Indiana. Once completed, these two mergers will result in a $2.1 billion banking company with 50 banking centers located in northwestern Indiana and southwestern Michigan.

"We are thrilled about this development," said Pinnacle CEO, Richard Schanze. "This transaction allows us to fill the geographic gap between our Michigan and Indiana markets. Once the mergers with CB Bancorp and Indiana Federal are complete, the company will be among the front runners of financial service providers along the southern curve of Lake Michigan. This should translate into increased value to our shareholders."

Mr. Joseph Heffernan, Chairman of CB, commented, "We are excited about the opportunity to merge CB with Pinnacle. This will enable the expansion of our mortgage specialty business, while providing additional products and services to our market and customers."

Supporting the acquisition, Donald Lesch, CEO of Indiana Federal, stated, "The goal, quite simply, is to be the premier financial services provider in the markets we serve. This acquisition of CB Bancorp helps round out the Pinnacle market, both geographically and strategically, in terms of the strengths that each of our three institutions brings to the mix."

The transaction, subject to regulatory and shareholder approvals, is expected to close in the second quarter of 1997.

Pinnacle stock is traded on the NASDAQ under the symbol "PNFI". CB Bancorp stock is also traded on the NASDAQ, under the symbol "CBCO".


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